Exhibit No. 15


                           PricewaterhouseCoopers LLP
                             350 South Grand Avenue
                           Los Angeles CA 90071-3405
                            Telephone (213) 356 6000
                            Facsimile (213) 356 6363


February 21, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 3, 2002, August 2, 2002 and November 1, 2002 on our reviews of interim financial information of UniSource Energy Corporation (the "Company") as of and for the three-month period ended March 31, 2002, as of and for the three-month and six-month periods ended June 30, 2002 and as of and for the three-month and nine-month periods ended September 30, 2002, respectively and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated February 21, 2003.

Very truly yours,

/s/ PricewaterhouseCoopers LLP